SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549
                              -------------------
                                   FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 14, 2000
                                                 --------------------

                       RAMTRON INTERNATIONAL CORPORATION
             (Exact name of registrant as specified in its charter)

                                  Delaware
      (State of or other jurisdiction of incorporation or organization)

                                  0-17739
                          (Commission File Number)

                                84-0962308
                  (I.R.S. Employer Identification Number)

   1850 Ramtron Drive, Colorado Springs, Colorado 80921 (719) 481-7000 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

ITEM 5  -  OTHER EVENTS:

Ramtron International Corporation announced on December 14, 2000 that Infineon Technologies AG has agreed to make a $30 million investment in the company. Earlier this year, Infineon also made an investment in Ramtron's DRAM product subsidiary, Enhanced Memory Systems, Inc. Infineon will provide Ramtron with $10 million in cash and $20 million in Infineon stock, in exchange for an approximate 20% stake in Ramtron. The companies also entered into a separate cross-license agreement that provides Infineon with a nonexclusive license to Ramtron's FRAM memory technology, and Ramtron with access to certain Infineon technologies relating to the fabrication of FRAM memories. A copy of the Company's press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Ramtron International Corporation announced on December 18, 2000 that it has appointed William W. Staunton III as the Company's chief executive officer, effective immediately. Mr. L. David Sikes will continue in his role as chairman, providing strategic direction to the Company. A copy of the Company's press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

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ITEM 7  -  FINANCIAL STATEMENTS AND EXHIBITS:

     (a)  Financial Statements - Not Applicable
     (b)  Pro-Form Financial Information - Not Applicable
     (c)  Exhibits.  The following exhibits are furnished as part of this report:

               Exhibit        Description
               -------        -----------

               10.1 Stock Purchase Agreement between Infineon Technologies AG and Registrant dated December 14, 2000

               99.1           Press Release dated December 14, 2000.
               99.2           Press Release dated December 18, 2000.

                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           RAMTRON INTERNATIONAL CORPORATION

                                           By:  /S/ LuAnn D. Hanson
                                              ------------------------------
                                              LuAnn D. Hanson
                                              Chief Financial Officer
Dated December 22, 2000

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